Exhibit 8(g)(i)

AMENDMENT NO. 2

TO

FUND PARTICIPATION AGREEMENT

This AMENDMENT NO. 2 to the Fund Participation Agreement (“Agreement”) is made as of the 1st day of November, 2003, by and among the PBHG INSURANCE SERIES FUND (“Fund”), a Delaware business trust, PILGRIM, BAXTER & ASSOCIATES, LTD. (“Adviser”), a Delaware corporation and MONY Life Insurance Company of America (“Life Company), a life insurance company organized under the laws of Arizona.

W I T N E S S E T H:

WHEREAS, the Fund, the Adviser and the Life Company have entered into the Agreement dated January 1, 2002, as amended July 1, 2002, relating to the purchase and sale of certain portfolios of the Fund; and

WHEREAS, the Fund, the Adviser and the Life Company desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing the parties hereby agree as follows:

1.	Appendix B of the Agreement is hereby deleted in its entirety and replaced with the Appendix B attached hereto.

2.	All other provisions of the Agreement shall remain unchanged.

Appendix B

Separate Accounts	Selected Portfolios
MONY America Variable Account L Established 2/19/85	Flexible Premium Variable Universal Life (MONY Variable Universal Life)

Flexible Premium Variable Universal (MONY Variable Universal Life-Accumulation)

Last Survivor Flexible Premium Variable Universal Life Policy (MONY Survivorship Variable Universal Life)

MONY America Variable Account A Established 3/27/87	Flexible Payment Variable Annuity (MONY Variable Annuity)

Flexible Payment Variable Annuity (MONY C Variable Annuity)

Flexible Payment Variable Annuity (MONY L Variable Annuity)

Flexible Payment Variable Annuity (SmartMONY Variable Annuity)

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Amendment No. 2 to the Agreement to be duly executed as of the date and year first above written.

PBHG INSURANCE SERIES FUND

ATTEST:	/s/ John M. Zerr	By:	/s/ Lee T. Cummings

Name:	John M. Zerr	Name:	Lee T. Cummings
Title:	Vice President and Secretary	Title:	Chief Financial Officer

PILGRIM BAXTER & ASSOCIATES, LTD.

ATTEST:	/s/ John M. Zerr	By:	/s/ Eric C. Schneider

Name:	John M. Zerr	Name:	Eric C. Schneider
Title:	Senior Vice President/General Counsel and Secretary	Title:	Senior Vice President and Chief Financial Officer

MONY LIFE INSURANCE COMPANY OF AMERICA

ATTEST:	By:

Name:	Name:
Title:	Title: